EXHIBIT 23.1


                  GOLDSTEIN & GANZ, P.C.

               CERTIFIED PUBLIC ACCOUNTANTS     Member of the American Institute
                    98 CUTTERMILL ROAD          of Certified Public Accountants
                GREAT NECK, NEW YORK 11021
                      --------------            Member of The New York State
                 Telephone (516) 487-0110       Society of Certified Public
                 Facsimile (516) 487-2928       Accountants



            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Medical Nutrition USA, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of Medical Nutrition USA, Inc. of our report dated April 14, 2006, relating to the financial statements of Medical Nutrition USA, which is incorporated by reference in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/ GOLDSTEIN & GANZ, P.C.

Great Neck, NY
June 1, 2006

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